Exhibit 99.1
NEWS FROM ARDEN REALTY, INC.
FOR IMMEDIATE RELEASE

CONTACT:	Richard Davis (310) 966-2600
ARDEN REALTY, INC. REPORTS SECOND QUARTER 2005 FFO OF $0.62 PER SHARE
August 3, 2005
Los Angeles, California — Arden Realty, Inc. (NYSE/ARI), a Los Angeles-based office real estate investment trust, today reported Funds From Operations (FFO) for the second quarter of 2005 of $42.3 million or $0.62 per share on a fully diluted basis, compared with FFO of $40.9 million or $0.61 per share on a fully diluted basis for the second quarter of 2004.
Revenues from rental operations for the properties included in continuing operations for the second quarter of 2005 were $109.7 million, compared with $96.3 million for the second quarter of 2004. Net income for the second quarter of 2005 was $10.4 million or $0.16 per share on a fully diluted basis, compared with $9.1 million or $0.14 per share on a fully diluted basis for the second quarter of 2004.
At the end of the second quarter of 2005, portfolio occupancy was 90.5% and 92.2% leased, compared to 89.6% occupied and 91.5% leased at the end of the second quarter of 2004. Excluding the six properties currently held for disposition, the portfolio was 90.8% occupied and 92.5% leased at the end of the second quarter of 2005.
A quarterly dividend of $0.505 per share was declared on June 10, 2005 for holders of record as of June 30, 2005.
Total debt at June 30, 2005 was approximately $1.64 billion, representing approximately 39.9% of total market capitalization and 48.6% of gross asset value.
Arden Realty will host a conference call to discuss second quarter 2005 operating results on August 4, 2005, at 1:00 p.m. Eastern time. A live webcast (listen only mode) of the conference call will be available at this time. A hyperlink to the live webcast will be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com. A replay of the conference call may be heard by calling (800) 642-1687 (U.S.) or (706) 645-9291 (International), access code 7665508, from 3:00 p.m. Eastern time on August 4, 2005 through 3:00 p.m. Eastern time on August 18, 2005. During this period, an on-demand webcast replay of the call will also be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com.
Financial schedules, including a reconciliation of net income to FFO, follow. A detailed analysis of the quarter’s results can be obtained by viewing the Supplemental Operating and Financial Data available in the Investor Information section (Financial Reports) of our website at www.ardenrealty.com, or by calling Richard Davis, Arden Realty’s Chief Financial Officer, at the number listed above.
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Arden Realty is a self-administered, self-managed real estate investment trust that owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. As of June 30, 2005, the Company’s portfolio contained 121 properties comprised of 198 buildings and approximately 19.2 million rentable square feet, including six properties comprised of eight buildings currently held for disposition. For more information on the Company, visit the Arden website at www.ardenrealty.com.
This press release, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act pertaining to, among other things, our future results of operations, capital resources, portfolio performance, cash available for distribution, acquisitions, lease renewals, property development, property renovation, capital requirements, funds from operations, anticipated market and demographic conditions and general business, industry and economic conditions applicable to us. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology.
Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include the availability and cost of capital for future investments, our ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for our properties, changes in interest rate levels, risks associated with the development, acquisition or disposition of properties, competition within the industry, real estate and market conditions, and other risks detailed from time to time in our SEC filings. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including risks and factors included in other sections of this press release. In addition, we discussed a number of material risks in our annual report on Form 10-K for the year ended December 31, 2004. Those risks continue to be relevant to our performance and financial condition. We also operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.
In addition, we expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they were made, to anticipate future results or trends.
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ARDEN REALTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)
Assets
Investment in real estate:
Commercial properties	$3,254,984	$2,876,989
Less: accumulated depreciation and amortization	(514,885)	(468,716)

	2,740,099	2,408,273

Properties under renovation	—	16,295
Land available for development	23,795	23,795
Properties held for disposition, net	85,434	103,618

Net investment in real estate	2,849,328	2,551,981

Cash and cash equivalents	12,934	13,040
Restricted cash	13,449	14,788
Rent and other receivables	7,657	5,953
Deferred rent	40,626	42,886
Prepaid financing costs, expenses and other assets, net	17,187	31,349

Total assets	$2,941,181	$2,659,997

Liabilities and Stockholders’ Equity
Mortgage loans payable	$424,910	$371,548
Mortgage loans payable — properties held for disposition	3,845	11,091
Unsecured lines of credit	296,000	121,500
Unsecured term loan	125,000	125,000
Unsecured senior notes, net of discount	794,161	696,945
Accounts payable and accrued expenses	53,666	58,215
Security deposits	26,209	25,498
Dividends payable	33,844	33,494

Total liabilities	1,757,635	1,443,291
Minority interest	20,946	20,414
Stockholders’ Equity
Common stock	670	664
Additional paid-in capital	1,180,112	1,212,508
Deferred compensation	(11,169)	(12,830)
Accumulated other comprehensive loss	(7,013)	(4,050)

Total stockholders’ equity	1,162,600	1,196,292

Total liabilities and stockholders’ equity	$2,941,181	$2,659,997

Note:	Prior period balance sheets have been reclassified to conform to the current period presentation for the properties sold or classified as “held for disposition” as of June 30, 2005.
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ARDEN REALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenue
Revenues from rental operations:
Scheduled cash rents	$96,079	$83,384	$185,401	$166,059
Straight-line rents	973	468	1,678	1,400
Tenant reimbursements	4,371	4,341	9,462	8,665
Parking, net of expenses	6,740	5,891	12,689	11,356
Other rental operations	1,565	2,212	3,759	4,238

Total revenue	109,728	96,296	212,989	191,718

Expenses
Property expenses:
Repairs and maintenance	12,694	10,496	24,650	20,794
Utilities	8,076	7,350	15,568	14,214
Real estate taxes	8,660	7,314	16,762	14,761
Insurance	1,845	1,788	3,576	3,635
Ground rent	334	207	637	332
Property administrative	5,336	3,997	9,818	8,404

Total property expenses	36,945	31,152	71,011	62,140

General and administrative expense	7,560	4,665	15,805	9,149
Interest expense	24,913	20,931	47,839	43,989
Depreciation and amortization	35,880	28,617	66,893	56,043
Interest and other loss (income)	893	435	1,144	(330)
Impairment on investment in securities	—	2,700	—	2,700
Minority interest	89	1,245	260	2,556

Income from continuing operations	3,448	6,551	10,037	15,471
Discontinued operations, net of minority interest	2,682	2,176	3,634	5,688
Gain on sale of discontinued properties	4,319	400	6,376	6,829
Loss from debt defeasance related to sale of discontinued property	—	—	(557)	—

Net income	$10,449	$9,127	$19,490	$27,988

Net income per share:
Basic	$0.16	$0.14	$0.29	$0.43

Diluted	$0.16	0.14	$0.29	$0.43

Weighted average common shares:
Basic	66,587	65,464	66,423	65,139

Diluted	66,923	65,759	66,754	65,496

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Note:	Operating results in prior periods have been reclassified to conform to the current period presentation for the properties sold or classified as “held for disposition” as of June 30, 2005. The operating results for properties sold or classified as “held for disposition” as of June 30, 2005 are classified as “discontinued operations” for all periods presented.

ARDEN REALTY, INC.
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Funds From Operations:(1)
Net Income	$10,449	$9,127	$19,490	$27,988
Plus -
Depreciation and minority interest from discontinued operations	191	3,434	1,489	6,597
Depreciation and amortization	35,880	28,617	66,893	56,043
Minority interest	89	1,245	260	2,556
Less -
Gain on sale of discontinued properties	4,319	400	6,376	6,829
Income allocated to Preferred Operating Partnership Units	—	1,078	—	2,156

Funds From Operations:(2)	$42,290	$40,945	$81,756	$84,199

Per share:
Funds from Operations — Diluted	$0.62	$0.61	$1.19	$1.25

Dividends declared	$0.505	$0.505	$1.01	$1.01

Weighted average shares and Operating Partnership Units outstanding — Diluted	68,638	67,430	68,473	67,173

(1)	We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these excluded items have real economic effect, FFO is a limited measure of performance.

FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.

Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income. FFO should also not be used as an indicator of our financial performance, or as a substitute for cash flow from operating activities determined in accordance with GAAP or as a measure of our liquidity. FFO is used by investors to compare our performance with other REITs. Other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs.

(2)	Includes approximately $1.7 million and $0.8 million in non-cash compensation expense for the three months ended June 30, 2005 and 2004, respectively, and approximately $2.2 million and $1.5 million in non-cash compensation expense for the six months ended June 30, 2005 and 2004, respectively.
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